UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560 Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

631-537-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	DCOM	NASDAQ
Preferred Stock, Series A, $0.01 Par Value	DCOMP	NASDAQ
9.000% Subordinated Notes, $25.00 Par Value	DCOMG	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2024, Dime Community Bancshares, Inc. (the “Company”) and Dime Community Bank, the wholly-owned subsidiary of the Company, entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 3,906,250 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The shares of Common stock were sold at a price to the public of $32.00 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 585,937 shares of the Company’s Common Stock on the same terms and conditions, solely to cover overallotments, if any.

After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company expects the net proceeds of the offering to be approximately $117,943,750 or approximately $135,732,797 if the Underwriters exercise in full their option to purchase additional shares of Common Stock.

The Company intends to use the net proceeds of the offering for general corporate purposes to support its continued organic growth, which may include, among other things, working capital, investments in its bank subsidiary, Dime Community Bank, and potential balance sheet optimization strategies. The offering is expected to close on or about November 13, 2024, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company, and also provides for customary indemnification by the Company in favor of the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering and sale of the Common Stock was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-264390) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on April 20, 2022, including the base prospectus contained therein, and a related preliminary and final prospectus supplement, each dated November 12, 2024, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The validity of the shares offered in this public offering was passed upon for the Company by Squire Patton Boggs (US) LLP. The legal opinion and related consent are attached hereto as Exhibits 5.1 and 23.1, respectively.

Item 8.01 Regulation FD Disclosure

On November 12, 2024, the Company issued a press release announcing the pricing of the public offering described above in Item 1.01. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of November 12, 2024, by and among Dime Community Bancshares, Inc., Dime Community Bank, Raymond James & Associates, Inc. and Keefe Bruyette & Woods, Inc. (as representatives of the Underwriters named therein).

5.1	Opinion of Squire Patton Boggs (US) LLP.

23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

99.1	Press Release announcing pricing of Offering, dated November 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2024	DIME COMMUNITY BANCSHARES, INC.

	By:	/s/ Judy Wu
Judy Wu Executive Vice President & General Counsel